Exhibit 4.10

AGENCY AGREEMENT

December 13, 2013

Stem Cell Therapeutics Corp.
96 Skyway Avenue
Toronto, Ontario M9W4Y9

Attention:	Dr. Niclas Stiernholm, President & CEO

Dear Sirs:

Re:	Private Placement of Units and Preferred Units

Bloom Burton & Co. Inc. (the “Lead Agent”) and ROTH Capital Partners, LLC (together with the Lead Agent, the “Agents”) understand that Stem Cell Therapeutics Corp. (the “Corporation”) proposes to issue at the Closing Time (as hereinafter defined) units of the Corporation (“Units”) and series I non-voting convertible first preferred units of the Corporation (“Preferred Units”, and together with the Units, the “Offered Units”) at a subscription price of Cdn.$0.21 per Offered Unit (the “Purchase Price”) for aggregate gross proceeds of between Cdn.$30 million (the “Minimum Offering”) and Cdn.$33 million (the “Maximum Offering”).

Each Unit is comprised of one common share of the Corporation (a “Unit Share”) and three-quarters of one common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will entitle the holder thereof to subscribe for one common share of the Corporation (a “Warrant Common Share”) at an exercise price of Cdn.$0.28 per Warrant Common Share (the “Exercise Price”) during the period ending five years after the Closing Date (as hereinafter defined).

Each Preferred Unit is comprised of one series I non-voting convertible first preferred share of the Corporation (a “Preferred Unit Share”) and three-quarters of one Warrant. Each Preferred Unit Share will be convertible at the option of the holder into one common share of the Corporation (a “Preferred Unit Common Share”).

The Warrants shall be created and issued pursuant to a warrant indenture (the “Warrant Indenture”) to be dated as of the Closing Date between Computershare Trust Company of Canada (the “Warrant Agent”) and the Corporation.

The Offered Units, together with the underlying Unit Shares and Preferred Unit Shares, the underlying Warrants, the Warrant Common Shares and the Preferred Unit Common Shares are collectively referred to as the “Offered Securities”.

Subject to the terms and conditions described herein, the Corporation hereby appoints the Agents as the sole and exclusive agents of the Corporation to solicit, on a commercially reasonable best-efforts basis, orders for the Offered Units from Purchasers (as hereinafter defined) resident in the Offering Jurisdictions (as hereinafter defined) in compliance with all applicable securities laws. The Agents shall effect the offering of the Offered Units in a manner which does not require the Corporation to deliver an offering memorandum to Purchasers and in a manner exempt from the prospectus requirements of the Securities Laws (as hereinafter defined) of the Offering Jurisdictions. The Agents may, but shall not be under any obligation to, purchase any of the Offered Units.

The terms and conditions of this Agreement are as follows:

Section 1.	Definitions, Interpretation, Appendices and Schedules

1.1	Definitions: Where used in this Agreement, the following terms will have the following meanings, respectively:

	1.1.1	“1933 Act” means the U.S. Securities Act of 1933, as amended;

	1.1.2	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended;

1.1.3

“Accredited Investor” means an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

1.1.4

“affiliate” or “associate” when used to indicate a relationship with a person or company, has the same meaning ascribed thereto in the Ontario Act as if the word “company” was therein changed to “person”;

	1.1.5	“Agents” has the meaning given to it above;

	1.1.6	“Agents’ Fee” has the meaning given to it in Section 8.1;

1.1.7

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Agents by this letter, including all appendices and schedules to this letter and all amendments to and restatements of this letter;

	1.1.8	“Ancillary Documents” means the Subscription Agreements, the Warrant Indenture and the certificates representing the Compensation Options and where applicable, the Offered Securities;

	1.1.9	“Auditor” means Ernst & Young LLP, Chartered Accountants, the auditor of the Corporation;

	1.1.10	“Bad Actor Disqualification” means any disqualification set forth in Rule 506(d) of Regulation D;

1.1.11

“Business” means the business of stem cell-based therapeutics through partnerships with research institutions and technology transfer organizations. The Corporation’s objectives include the sourcing and acquisition of stem cell-related development opportunities, and securing capital for the advancement of its licensed or acquired products to be carried on by the Corporation and its Subsidiaries after the Closing Date;

1.1.12	“Business Day” means a day other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario;

1.1.13	“CDS” means CDS Clearing and Depository Services Inc.;

1.1.14	“Closing” means the completion of the issue and sale by the Corporation of the Offered Units on the Closing Date pursuant to this Agreement;

1.1.15	“Closing Date” means December 13, 2013 or such other date as the Corporation and the Agents may mutually agree upon;

1.1.16	“Closing Time” means 9:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agents may mutually agree upon;

1.1.17	“Code” is defined in Section 4.4.5;

1.1.18	“Common Shares” means the common shares in the capital of the Corporation;

1.1.19	“Compensation Option” and “Compensation Option Share” have the respective meanings given to them in Section 8.2;

1.1.20	“Compensation Option Securities” means Compensation Options and Compensation Option Shares, collectively;

1.1.21	“Corporation” has the meaning given to it above, and includes any successor corporation thereto;

1.1.22

“Directed Selling Efforts” means directed selling efforts as that term is defined in Rule 902(c) of Regulation S. Without limiting the foregoing, but for greater clarity in this Agreement, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Offered Securities and includes the placement of any advertisement in a publication “with a general circulation in the United States” (as defined in Rule 902(c)(2) of Regulation S) that refers to the offering of the Offered Securities;

1.1.23	“Engagement Letter” means the engagement letter dated October 16, 2013 relating to the Offering between the Corporation and the Lead Agent;

1.1.24	“Environmental Laws” is defined in Section 9.1.51;

1.1.25	“Exempt List” means the list of Purchasers described in Schedule C to the Engagement Letter;

1.1.26	“Exercise Price” has the meaning given to it above;

1.1.27

“Financial Statements” means, collectively: (a) the audited comparative financial statements of the Corporation as at and for the years ended December 31, 2012 and 2011, together with the notes thereto, the auditor’s report thereon and management’s discussion and analysis in relation thereto; (b) the unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2013 and 2012, together with the notes thereto and management’s discussion and analysis in relation thereto; and (c) the financial statements of Trillium Therapeutics Inc. included or referenced in the business acquisition report of the Corporation dated June 21, 2013.

1.1.28

“Foreign Issuer” means a foreign issuer as that term is defined in Rule 902(e) of Regulation S. Without limiting the foregoing, but for greater clarity it means any issuer which is (a) the government of any foreign country or of any political subdivision of a foreign country; or (b) a corporation or other organization incorporated under the laws of any foreign country, except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter: (1) more than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and (2) any of the following; (i) the majority of the executive officers or directors are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

1.1.29

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising”, respectively, as used in Rule 502(c) of Regulation D, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

1.1.30

“Information Record” means all information filed by the Corporation on the System for Electronic Document Analysis and Retrieval, commonly known as SEDAR, during the period commencing January 1, 2012 to the date of Closing, together with all written information, if any, prepared by the Corporation and provided to the Lead Agent in connection with the Offering;

1.1.31

“Intellectual Property” means, collectively, all intellectual property rights of whatsoever nature, kind or description, including all: (i) trademarks, service marks, trade-mark and service mark registrations, trade-mark and service mark applications, rights under registered user agreements, trade names and other trade- mark and service mark rights, including associated good will; (ii) copyrights and applications therefor, including all computer software and rights related thereto and any associated waivers of moral rights; (iii) all foreign and domestic patents and patent applications (including all provisional, divisional, substitution, continuation and continuation in-part applications, and all foreign counterparts thereof) and all foreign and domestic patents (including extensions, reissues, reexaminations, renewals, inventors certificates and foreign counterparts thereof); (iv) preclinical and clinical data and results, (v) trade secrets and proprietary and confidential information; (vi) industrial designs and registrations thereof and applications therefor; (vii) renewals, modifications, developments and extensions of any of the items listed in clauses (i) through (vi) above; and (viii) patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

1.1.32

“Knowledge of the Corporation” means information to the best of the knowledge, after due inquiry, of the following individuals: James Parsons and Niclas Stiernholm, in each case in their respective capacities as officers and/or directors of the Corporation;

1.1.33	“Lead Agent” has the meaning given to it above;

1.1.34

“lien” means any mortgage, charge, pledge, prior claim, security interest, assignment lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, including any arrangement or condition which, in substance, secures payment or performance of an obligation;

1.1.35

“Material Adverse Effect” or “Material Adverse Change” means any effect or change in the affairs of the Corporation, its Subsidiaries or the Business, taken as a whole, that is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), obligations, cash flow, income, affairs, business operations or prospects of the Corporation and its Subsidiaries or the Business, taken as a whole and as a going concern, or that is materially adverse to the completion of the transactions contemplated by this Agreement, taken as a whole;

1.1.36	“Material IP” is defined in Section 9.1.52;

1.1.37	“Maximum Offering” ” has the meaning given to it above;

1.1.38	“Minimum Offering” ” has the meaning given to it above;

1.1.39	“Offered Securities” has the meaning given to it above;

1.1.40	“Offered Units” has the meaning given to it above;

1.1.41	“Offering” means the offering of the Offered Securities on a “private placement” basis and pursuant to the terms of this Agreement;

1.1.42	“Offering Jurisdictions” means the Provinces of Ontario and Alberta and the United States;

1.1.43	“Offshore Transaction” means an “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;

1.1.44

“Ontario Act” means the Securities Act (Ontario) and the regulations thereunder, together with the instruments, policies, rules, orders, codes, notices and interpretation notes of the Ontario Securities Commission, as amended, supplemented or replaced from time to time;

1.1.45	“Non-U.S. Subscription Agreement” means the form of subscription agreement for persons offered or purchasing Offered Units outside of the United States;

1.1.46

“person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or any other entity however designated or constituted;

1.1.47	“Preferred Shares” means the series I non-voting convertible first preferred shares in the capital of the Corporation;

1.1.48	“Preferred Units” has the meaning given to it above;

1.1.49	“Preferred Unit Common Share” has the meaning given to it above;

1.1.50	“Preferred Unit Share” has the meaning given to it above;

1.1.51	“Purchase Price” has the meaning given to it above;

1.1.52	“Purchasers” means the purchasers of the Offered Units, collectively;

1.1.53	“QEF Election” is defined in Section 4.4.5;

1.1.54	“Regulation D” means Regulation D under the 1933 Act;

1.1.55	“Regulation D Securities” is defined in Section 4.3.4;

1.1.56	“Regulation S” means Regulation S under the 1933 Act;

1.1.57

“Related Person” means (i) with respect to the Corporation, any predecessor of the Corporation, any affiliated issuer, any director, executive officer, other officer of the Corporation participating in the offering of the Offered Units, any general partner or managing member of the Corporation, any beneficial owner of 20% or more of the Corporation’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as defined in Rule 405 under the 1933 Act) connected with the Corporation in any capacity, and (ii) with respect to an Agent and any member of the Selling Dealer Group, any person associated with that Agent or any member of the Selling Dealer Group, as applicable, that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with the sale of the Offered Units; any general partner or managing member of any such solicitor; or any director, executive officer or other officer participating in the offering of the Offered Units of any such solicitor or general partner or managing member of such solicitor;

1.1.58	“Reporting Jurisdictions” means the Provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia, collectively;

1.1.59

“Rights Plan” means the rights agreement dated as of September 16, 2013 between the Corporation and Computershare Trust Company of Canada, as such agreement may be amended, restated, supplemented and/or replaced from time to time;

1.1.60	“Rule 144A” means Rule 144A under the 1933 Act;

1.1.61	“SEC” means the United States Securities and Exchange Commission;

1.1.62	“Securities Commissions” means the securities regulatory authorities of the Offering Jurisdictions or Reporting Jurisdictions collectively, as the case may be, including, without limitation, the SEC;

1.1.63

“Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the securities regulatory authorities (including the Stock Exchange) of, the applicable jurisdiction or jurisdictions collectively;

1.1.64	“Selling Dealer Group” means the dealers and brokers other than the Agents who participate in the offer and sale of the Offered Units pursuant to this Agreement;

1.1.65	“Stock Exchange” means the TSX Venture Exchange;

1.1.66

“Subscription Agreements” means the Non-U.S. Subscription Agreement or the U.S. Subscription Agreement to be entered into between the Corporation and each Purchaser, as applicable, with respect to the purchase of the Offered Units, collectively;

1.1.67

“Subsidiaries” means Stem Cell Therapeutics Inc., a corporation organized under the laws of the Province of Ontario, and Trillium Therapeutics Inc., a corporation organized under the laws of the Province of Ontario, collectively;

1.1.68	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S;

	1.1.69	“Transfer Agent” means Computershare Trust Company of Canada as duly appointed as the transfer agent and registrar for the Common Shares of the Corporation;

	1.1.70	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

	1.1.71	“Units” has the meaning given to it above;

	1.1.72	“Unit Shares” has the meaning given to it above;

1.1.73

“U.S. Affiliate” means the Agent, if it is a United States registered broker-dealer, or if the Agent is not a United States registered broker-dealer, then it means the United States registered broker-dealer affiliate of the Agent, if any;

	1.1.74	“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the 1933 Act;

1.1.75

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder, and any applicable state securities laws;

1.1.76

“U.S. Subscription Agreement” means the form of subscription agreement for persons offered or purchasing Offered Units that are in the United States or U.S. Persons, or purchasing for the account or benefit of persons in the United States or U.S. Persons;

	1.1.77	“Warrant” has the meaning given to it above;

	1.1.78	“Warrant Agent” has the meaning given to it above;

	1.1.79	“Warrant Common Share” has the meaning given to it above; and

	1.1.80	“Warrant Indenture” has the meaning given to it above.

1.2

Other Defined Terms: Whenever used in this Agreement, the words and terms “distribution”, “material fact”, “material change”, “misrepresentation”, “officer” and “subsidiary” shall have the meaning given to such word or term in the Ontario Act unless specifically provided otherwise herein.

1.3

Plural and Gender: Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and neuter. Every use of the words “including” or “includes” in this Agreement is to be construed as meaning “including, without limitation” or “includes, without limitation”, respectively.

1.4

Reference and Headings: The words “Agreement”, “hereof”, “herein”, “hereunder”, “hereto” and similar phrases mean and refer to this Agreement. The division of this Agreement into Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation hereof. Any reference in this Agreement to a Section will refer to a section of this Agreement.

1.5	Currency: All references to monetary amounts in this Agreement are to lawful money of Canada.

1.6	Appendices and Schedules: The following appendices and schedules are attached to this Agreement and are deemed to be a part of and incorporated in this Agreement:

Appendix	Title
A	Form of U.S. Certificate
B	Form of Opinion of Corporation’s Canadian Counsel
C	Form of Officers’ Certificate

Schedule	Title
9.1.5	Securities Convertible into Common Shares

Section 2.	The Offering

2.1	Offered Units: The Offering is for Offered Units to raise gross proceeds in an amount in excess of the Minimum Offering and equal to or less than the Maximum Offering.

Section 3.	The Agents

3.1

Sale on Exempt Basis: Each Agent shall offer for sale and sell the Offered Units in the Offering Jurisdictions in which it is so registered to do under applicable Securities Laws and, subject to applicable law, outside Canada and the United States in compliance with Securities Laws and only to such persons and in such manner so that, pursuant to the provisions of the Securities Laws of the Offering Jurisdictions, no prospectus, offering memorandum, registration statement or other similar document need be filed with, or delivered to, any Securities Commission or other similar regulatory authority in connection therewith.

3.2

Selling Dealer Group: The Corporation agrees that, subject to the prior consent of the Corporation, such consent not to be unreasonably withheld, the Agents have the right to invite one or more registered securities dealers to form a Selling Dealer Group to participate in finding purchasers for the Offered Units. The Agents shall have the exclusive responsibility for, and the right to control, all compensation arrangements with the members of the Selling Dealer Group and the Corporation shall have no obligation whatsoever to compensate the Selling Dealer Group members. The Corporation grants all of the rights and benefits of this Agreement to any securities dealer who is a member of any Selling Dealer Group formed by the Agents and appoints the Agents as trustees of such rights and benefits for all such securities dealers, and the Agents hereby accept such trust and agree to hold such rights and benefits for and on behalf of all such securities dealers. The Agents shall ensure that any securities dealer who is a member of any Selling Dealer Group formed by the Agents pursuant to the provisions of this Section 3.2 or with whom an Agent has a contractual relationship with respect to the Offering, if any, agrees with that Agent to comply with the covenants and obligations of that Agent herein.

3.3

Covenants, Representations and Warranties of the Agents: Each Agent covenants with the Corporation that it (a) will comply with the Securities Laws of the Offering Jurisdictions in which it solicits or procures subscriptions for Offered Units in connection with the Offering, (b) will not solicit or procure subscriptions for Offered Units so as to require that any prospectus, offering memorandum, registration statement or other similar document to be filed with, or delivered to, any Securities Commission or other similar regulatory authority in connection therewith, (c) will obtain from each Purchaser an executed Subscription Agreement in a form acceptable to the Corporation and the Agents, acting reasonably, (d) is acquiring any securities of the Corporation which it is entitled to receive hereunder as principal and an “accredited investor” as defined in National Instrument 45-106 of the Canadian Securities Administrators; (e) and any of its Related Persons is not subject to any Bad Actor Disqualification; and (f) has complied with the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. Each Agent represents and warrants to the Corporation that it is, and, to the best of its knowledge, the members invited by it to any Selling Dealer Group are, qualified to so act in the Offering Jurisdictions that it, or such members, solicited or procured subscriptions for the Offered Units and that it, and to the best of its knowledge after due inquiry, each member invited by it to any such Selling Dealer Group, is registered under the Ontario Act, if applicable, and is registered or exempt from registration under the Securities Laws of any jurisdiction in which it solicited or procured subscriptions, as applicable, as a dealer in an appropriate category. Notwithstanding any other provision of this Agreement, the parties agree that the Agents’ acknowledgments, covenants, representations, warranties, rights and obligations under this Agreement are several and not joint and several.

3.4

Filings: The Corporation undertakes to file or cause to be filed all forms and undertakings required to be filed by the Corporation in connection with the Offering so that the distribution of the Offered Units may lawfully occur in the Offering Jurisdictions without the necessity of filing a prospectus, an offering memorandum, registration statement or other similar document with, or delivered to, any Securities Commission or other regulatory authority in connection therewith, and each Agent undertakes to use its commercially-reasonable efforts to cause the Purchasers of the Offered Units to complete (and it shall be a condition of closing in favour of the Corporation that the Purchasers complete and deliver to the Corporation) any forms and undertakings required by the Securities Laws of the Offering Jurisdictions or by the Stock Exchange. All fees payable in connection with such filings shall be at the expense of the Corporation.

3.5

No Offering Memorandum: Neither the Corporation nor any Agent shall (g) provide to prospective purchasers of Offered Units any document or other material that would constitute an offering memorandum or prospectus within the meaning of the Securities Laws of the Offering Jurisdictions or (h) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Offered Units, including, causing the sale of the Offered Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display or the internet, or otherwise, or conduct any seminar or meeting relating to any offer and sale of the Offered Units whose attendees have been invited by a general solicitation or general advertising.

Section 4.	United States Offers and Sales

4.1

Each Agent agrees that it will not offer or sell any of the Offered Units within the United States or to, or for the account or benefit of, any person in the United States or a U.S. Person except, if applicable, for offers and sales of the Offered Units in the United States or to, or for the account or benefit of, any person in the United States or a U.S. Person in accordance with this Section 4.

4.2	Defined Terms: For the purposes of this Section 4 and Appendix A only, “affiliate” means “affiliate” as that term is defined in Rule 405 under the 1933 Act.

4.3	Acknowledgments, Representations, Warranties and Covenants of the Agents: Each Agent acknowledges, represents, warrants and covenants to the Corporation that:

	4.3.1	the Offered Securities have not been and will not be registered under the 1933 Act or under any applicable securities laws of any state of the United States;

4.3.2

it has not offered or sold, and will not offer or sell, any of the Offered Units except (A) in accordance with this Section 4, or (B) outside the United States in Offshore Transactions in compliance with Rule 903 of Regulation S. Accordingly, except in connection with offers and sales as described in this Section 4 or as permitted by Rule 903 of Regulation S, it has not made and will not make (i) any offer to sell Offered Units to or solicitation of an offer to buy Offered Units from a person in the United States or a U.S. Person, or a person acting for the account or benefit of a person in the United States or a U.S. Person, or (ii) any sale of Offered Units to any other purchaser unless at the time the purchaser’s buy order was or will be originated, the purchaser was outside the United States or it and its affiliates reasonably believed that the purchaser was outside the United States;

4.3.3

neither it nor any of its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any Directed Selling Efforts with respect to the Offered Units offered and sold pursuant to Rule 903 of Regulation S;

4.3.4

neither it, nor its U.S. Affiliates, nor any member of the Selling Dealer Group participating in the offering of the Offered Units to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D (the “Regulation D Securities”) nor any Related Person of the foregoing is subject to any Bad Actor Disqualification;

	4.3.5	it has complied with the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable;

4.3.6

neither it, nor its U.S. Affiliates, nor any member of the Selling Dealer Group participating in the offering of the Offered Units to be offered and sold in reliance on Rule 506(b) has paid or will pay, nor is it aware of any person that has paid or will pay, directly or indirectly, any remuneration to any person (other than the Agents and their respective U.S. Affiliates) for solicitation of purchasers of Regulation D Securities;

4.3.7

it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Units, except with any Selling Dealer Group members or with the prior written consent of the Corporation;

4.3.8

it shall require each Selling Dealer Group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each Selling Dealer Group member complies with, the applicable provisions of this Section 4 as if such provisions applied to such Selling Dealer Group member;

4.3.9

all offers and sales of the Offered Units in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person have been and will be effected through one or more of the U.S. Affiliates in accordance with all applicable U.S. broker-dealer requirements (or in the case of a foreign broker or dealer relying on Rule 15a-6 of the 1934 Act, by that foreign broker or dealer in accordance with all applicable requirements of Rule 15a-6 of the 1934 Act);

4.3.10

each U.S. Affiliate is and on the date of each offer and sale of Offered Units in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person was and will be duly registered as a broker-dealer pursuant to Section 15(b) of the 1934 Act and under the laws of each state in which such offer or sale is made (unless exempted from the respective state’s broker-dealer registration requirements), and is a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc.;

4.3.11

it will not, either directly or through a U.S. Affiliate, solicit offers for, or offer to sell, the Offered Units in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person, nor has it done so, by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act;

4.3.12

it will solicit, and will cause each U.S. Affiliate to solicit, offers for the Offered Units from persons in the United States or U.S. Persons, or persons acting for the account or benefit of a person in the United States or a U.S. Person only if it has reasonably grounds to believe and reasonably believes such persons to be Accredited Investors;

4.3.13

it will offer, and will cause each U.S. Affiliate to offer the Offered Units to persons in the United States or U.S. Persons, or persons acting for the account or benefit of a person in the United States or a U.S. Person only if it has reasonable grounds to believe and reasonably believes such persons to be Accredited Investors;

4.3.14

it will inform, or cause each U.S. Affiliate to inform, all purchasers of the Offered Units that are in the United States or U.S. Persons, or purchasers acting for the account or benefit of a person in the United States or a U.S. Person that the Offered Securities have not been and will not be registered under the 1933 Act or any applicable securities laws of any state of the United States and are being sold to them without registration under the 1933 Act in reliance on an exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D, as applicable, and in accordance with exemptions from any applicable securities laws of any state of the United States;

4.3.15

prior to completion of any sale of Offered Units in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person, each such purchaser thereof will be required to execute a U.S. Subscription Agreement;

	4.3.16	it has not provided any written material other than a U.S. Subscription Agreement to each person in the United States or U.S. Person to which it has offered the Offered Units;

4.3.17

neither it nor its U.S. Affiliates nor any person acting on their behalf has engaged or will engage in any violation of Regulation M under the 1934 Act in connection with its offers or sales of the Offered Units in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person;

	4.3.18	it shall cause each U.S. Affiliate to agree, for the benefit of the Corporation, to the same provisions as are contained in this Section 4.3;

4.3.19

at least one (1) Business Day prior to each closing, it shall cause each U.S. Affiliate to provide the Corporation with a list of all purchasers of the Offered Units that are in the United States or U.S. Persons, or acting for the account or benefit of a person in the United States or a U.S. Person;

4.3.20

it and its U.S. Affiliates acknowledge that until 40 days after the commencement of the Offering, an offer or sale of Offered Securities within the United States by any dealer (whether or not participating in the Offering) may violate the registration requirements of the 1933 Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the 1933 Act; and

4.3.21

at Closing, it and, if applicable, its U.S. Affiliates will either (i) provide a certificate, substantially in the form of Appendix A to this Agreement, or (ii) be deemed to have represented and warranted to the Corporation as of the Closing Time that neither it nor they offered or sold any Offered Units in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person.

4.4	Representations, Warranties and Covenants of the Corporation: The Corporation represents, warrants and covenants to the Agents that:

4.4.1	it is, and at Closing will be, a Foreign Issuer and it reasonably believes that there is no Substantial U.S. Market Interest in any Offered Securities;

4.4.2

it is not, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described herein, will not be registered or required to register as an “investment company” pursuant to the provisions of the United States Investment Company Act of 1940, as amended;

4.4.3	neither it, nor any of its Related Persons are subject to a Bad Actor Disqualification;

4.4.4	it has complied with the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable;

4.4.5

if the Corporation is a “passive foreign investment company” within the meaning of section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”), during any calendar year following the purchase of the Offered Units by an Accredited Investor, the Corporation will make available to the U.S. purchaser, upon written request, after the end of such year, within a commercially reasonable time period after such written request, all information that would be required for income tax reporting purposes by a United States shareholder making an election to treat the Corporation as a “qualified electing fund” (the “QEF Election”) for the purposes of section 1295 of the Code and a “PFIC Annual Information Statement” as described in Treasury Regulation section 1.1295(1)(g)(1) (or any successor regulation). With regard to the PFIC Annual Information Statement, the Corporation shall calculate and report the amount and category of each type of long term capital gain as provided in section 1(h) of the Code that was recognized by the Corporation. Upon written request, the Corporation shall also use commercially reasonable efforts to make available as promptly as reasonably possible any other information that a U.S. purchaser is required to obtain in connection with maintaining such QEF Election with regard to the Corporation;

4.4.6

none of it, its affiliates or any person acting on its or their behalf (other than the Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation, warranty or covenant is made) has offered or will offer to sell the Offered Units in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person by means of any form of General Solicitation or General Advertising or has made or will make offers and sales of the Offered Units in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act;

4.4.7

none of it, its affiliates or any person acting on its or their behalf (other than the Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation, warranty or covenant is made) has engaged or will engage in any Directed Selling Efforts with respect to any of the Offered Securities or has taken any action in a manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act with respect to the Offered Securities that were offered or sold in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person,, or has taken or will take any action that would cause the exemption from the registration requirements of the 1933 Act afforded by Rule 506 of Regulation D or the exclusion from registration requirements afforded by Regulation S to be unavailable for offers and sales of the Offered Securities pursuant to this Agreement;

4.4.8

none of the Corporation, its affiliates or any persons acting on its or their behalf (other than the Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation, warranty or covenant is made) (i) has offered or sold or will offer or sell the Offered Units except through the Agents and any U.S. Affiliates in compliance with this Section 4, or (ii) has taken or will take any action that would cause the exemptions or exclusions from registration provided by Rule 903 of Regulation S or Rule 506 of Regulation D to be unavailable with respect to offers and sales of the Offered Units pursuant to this Section 4;

4.4.9

if required by the Transfer Agent or Warrant Agent, subject to applicable law, the Corporation will use its commercially reasonable efforts to deliver an opinion, memorandum or such other document as may be required to permit the removal of resale restrictions in connection with the resale of any Offered Units in reliance on Rule 904 of Regulation S subject to delivery of customary declarations by the investors and, if applicable, their respective broker-dealers satisfactory to the Corporation;

4.4.10

neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently enjoining such person for failure to comply with applicable Securities Laws;

4.4.11

neither the Corporation nor any person acting on its behalf has sold, offered for sale or solicited any offer to buy, and will not sell, offer for sale or solicit any offer to buy, any of its securities in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person in a manner that would be integrated with the offer and sale of the Offered Securities and would cause the exemptions from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to offers and sales of the Offered Securities contemplated hereby; and

4.4.12

neither the Corporation nor any person acting on its behalf has engaged or will engage in any general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with any offer or sale of its securities in reliance upon Rule 506(c) of Regulation D or otherwise in a manner that would be integrated with the offer and sale of the Offered Securities and would cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Offered Securities.

Section 5.	Due Diligence

The Corporation shall allow the Agents to conduct all due diligence investigations, including meeting with senior management of the Corporation and the Auditor, as the Agents shall consider appropriate in connection with the Offering.

Section 6.	Deliveries by Closing Time

By the Closing Time:

6.1

all actions required to be taken by or on behalf of the Corporation including, the filing of articles of amendment creating the Preferred Shares, the passing of all required resolutions of the directors, including committees of the directors, and shareholders of the Corporation, shall have occurred in order to complete the transactions contemplated by this Agreement and the Ancillary Documents, including to create, if applicable, and issue the Preferred Unit Shares, the Unit Shares, the Warrants and the Compensation Options, and to allot and reserve for issuance the Preferred Unit Common Shares, the Warrant Common Shares and the Compensation Option Shares, and a certified copy of all such resolutions shall have been delivered by the Corporation to the Agents;

6.2	the Corporation shall have delivered or caused to be delivered to the Agents:

6.2.1

a favourable legal opinion dated the Closing Date of corporate counsel to the Corporation, substantially in the form set out in Appendix B. In connection with this opinion, corporate counsel to the Corporation may rely on the opinions of local counsel, dated the Closing Date and in form and substance reasonably satisfactory to the Agents and their counsel (signed copies of which shall be addressed to and delivered to the Agents and their counsel) with respect to those matters governed by laws other than those of British Columbia, Alberta and Ontario or the federal laws of Canada;

6.2.2

favourable legal opinions from intellectual property counsel to the Corporation dated as of the Closing Date, which shall cover, among other things, matters relating to the Material IP, addressed to the Agents and their counsel, in form and content to the satisfaction of their counsel, acting reasonably;

6.2.3

if any of the Offered Units are sold in the United States, receipt by the Agents of an opinion of U.S. counsel to the Corporation, dated the Closing Date, to the effect that no registration is required under the 1933 Act of, the Offered Units, Preferred Unit Shares or Unit Shares sold in the United States in accordance with this Agreement;

6.2.4

a certificate dated the Closing Date signed by an appropriate officer of the Corporation and addressed to the Agents and their counsel with respect to the articles and by-laws of the Corporation, the resolutions of the directors relating to this Agreement and the Ancillary Documents and with respect to such other matters as the Agents may reasonably request and including specimen signatures of the signing officers of the Corporation;

6.2.5

a certificate dated the Closing Date addressed to the Agents and their counsel signed by the chief executive officer and the chief financial officer of the Corporation or any two (2) other officers of the Corporation acceptable to the Agents substantially in the form set out in Appendix C;

	6.2.6	a fully executed copy of the Warrant Indenture;

	6.2.7	counterparts to the Subscription Agreements; and

	6.2.8	such further documents as may be contemplated by this Agreement or as the Agent may reasonably require,

all in form and substance satisfactory to the Agents; and

6.3	the Agents shall have delivered or caused to be delivered to the Corporation:

	6.3.1	executed copies of the Subscription Agreements; and

	6.3.2	such further documents as may be contemplated by this Agreement or as the Corporation may reasonably require,

all in form and substance satisfactory to the Corporation.

Section 7.	Closing

7.1

Closing: The Closing shall be completed at the offices of Borden Ladner Gervais LLP, 40 King Street West, 44th floor, Toronto, Ontario M5H 3Y4 at the Closing Time on the Closing Date. At the Closing Time,

7.1.1

the Corporation shall deliver to the Agents definitive certificates representing the Offered Units in accordance with the instructions contained in the Subscription Agreements or shall cause the Transfer Agent to issue electronically and register through the non-certificated inventory process the Offered Units issued and sold by the Corporation pursuant to this Agreement, such electronic issuance being registered in the name of “CDS & Co.” (or in such other name as the Agent may direct), as CDS’ nominee, to be held by CDS as a book-entry only security in accordance with CDS’ rules and procedures; provided, however, that the Offered Units offered and sold pursuant to Rule 506 of Regulation D under the U.S. Securities Act and the Offered Preferred Units shall be represented by definitive certificates only;

7.1.2

the Agents will cause to be delivered to the Corporation a certified cheque, bank draft or wire transfer in an amount equal to the aggregate Purchase Price for the Offered Units net of the Agents’ Fee and the expenses of the Agents payable by the Corporation pursuant to Section 13 with respect to Offering;

7.1.3

the Corporation will deliver to the Agents (or in such other name as the Agents may direct) one or more Compensation Option certificates representing the Compensation Options that the Agents are entitled to receive pursuant to this Agreement; and

	7.1.4	the Corporation will provide all further documentation as may be contemplated in this Agreement or as counsel to the Agent may reasonably require.

7.2

Conditions of Closing: The following are conditions precedent to the obligation of the Agents to complete the Offering, which conditions the Corporation hereby covenants and agrees to use its best efforts to fulfill within the time set out herein therefor, and which conditions may be waived in writing in whole or in part by the Agents:

7.2.1

the Corporation shall have received all necessary approvals and consents, including all necessary regulatory approvals and consents (including those of the Stock Exchange) required for the completion of the transactions contemplated by this Agreement, all in a form satisfactory to the Agents and the Stock Exchange shall have conditionally accepted the Offering (including listing of the Unit Shares, Preferred Unit Common Shares, Warrant Common Shares and Compensation Option Shares), subject to the fulfillment of standard listing conditions;

	7.2.2	receipt by the Agents of the documents set forth in Section 6 of this Agreement to be delivered to the Agents;

7.2.3

the representations and warranties of the Corporation contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby; and

	7.2.4	the Corporation having complied with all covenants, and satisfied all terms and conditions, contained herein to be complied with and satisfied by the Corporation at or prior to the Closing Time.

The Corporation acknowledges and agrees that it is holding all funds wired directly to it by Purchasers in trust pending the confirmation by the Agents of the completion of the Closing. The Corporation further acknowledges and agrees that in the event of a failure to meet the foregoing conditions precedent set out in this Section 7 it will immediately wire all such funds to the Lead Agent in trust for the Purchasers.

Section 8.	Agents’ Fee

8.1

Commission: In consideration of the Agents agreeing to act as agents of the Corporation in respect of the Offering, and in consideration of the services performed and to be performed by the Agents in connection therewith, the Corporation shall pay to the Agents or as the Agents may otherwise direct an amount (the “Agents’ Fee”) equal to 6% of the aggregate Purchase Price for the Offered Units sold by the Agents, except for the Purchase Price for Offered Units acquired by Purchasers identified on the Exempt List. No commission shall be payable to the Agents for Purchasers identified on the Exempt List.

8.2

Compensation Options: In addition to the Agents’ fee payable to the Agents pursuant to Section 8.1, as additional consideration for the services performed and to be performed by the Agents hereunder, the Corporation shall issue to the Agents or as the Agents may otherwise direct non-transferable options (the “Compensation Options”) equal to up to 6% of the number of Offered Units sold by the Agents in the Offering (excluding Offered Units sold to Purchasers identified on the Exempt List). Each Compensation Option will entitle the holder thereof to acquire one Common Share (a “Compensation Option Share”) at a price equal to the Purchase Price during the period ending 24 months after the Closing Date. Each Agent acknowledges and agrees that the Compensation Options are non-transferable. Each Agent acknowledges that the Compensation Options and the Compensation Option Shares have not been registered under the 1933 Act or the securities laws of any state of the United States. In connection with the issuance of the Compensation Options, each Agent represents, warrants and covenants that it is acquiring the Compensation Options as principal for its own account and not for the benefit or account of any other person. Each Agent acknowledges and agrees that the Compensation Options may not be exercised in the United States or by or on behalf of a person in the United States, unless such exercise is not subject to registration under the 1933 Act or the applicable securities laws of any state of the United States.

8.2.1

In connection with the issuance of the Compensation Options, Bloom Burton & Co. Inc. further acknowledges, represents, warrants and covenants to the Corporation that: (i) it is not a U.S. Person and it was not offered the Compensation Options in the United States; (ii) it did not execute or deliver this Agreement in the United States; and (iii) it will not engage in any Directed Selling Efforts with respect to any Compensation Options or Compensation Option Shares; and (iv) it will not offer, sell or transfer any Compensation Options or Compensation Option Shares unless in compliance with an exemption or an exclusion from the registration requirements of the 1933 Act and any applicable state securities laws.

8.2.2

In connection with the issuance of the Compensation Options, ROTH Capital Partners, LLC further acknowledges, represents, warrants and covenants to the Corporation that: (i) it is an Accredited Investor; (ii) it is acquiring the Compensation Options as principal for its own account, for investment purposes, and not with a view to any resale, distribution or other disposition of the Compensation Options or the Compensation Option Shares in violation of United States federal or state securities laws; (iii) it is not acquiring the Compensation Options or Compensation Option Shares as a result of any General Solicitation or General Advertising with respect to such securities; (iv) it understands and acknowledges that the Compensation Options and the Compensation Option Shares will be “restricted securities” within the meaning of Rule 144 under the 1933 Act; and (v) it will not offer, sell or transfer any Compensation Options or Compensation Option Shares unless in compliance with an exemption or an exclusion from the registration requirements of the 1933 Act and any applicable state securities laws.

8.3

No Finder’s Fees: Except as set forth in Section 8.1 and Section 8.2, the Corporation is not obliged to pay any finder’s fees or make any similar payments, whether in cash, securities or otherwise, to any third party in connection with the Offering.

Section 9.	Representations and Warranties of Corporation

9.1

Representations and Warranties: The Corporation represents and warrants as follows to the Agent, and acknowledges that the Agent is relying upon such representations and warranties in connection with its execution and delivery of this Agreement and the completion of the Offering:

9.1.1

each of the Corporation and its Subsidiaries is, and will be at the Closing Date, duly incorporated, validly subsisting, and in good standing under the laws of its governing jurisdiction, and has and will at the Closing Date have all requisite corporate power and authority to own, lease and operate its properties and assets and conduct its business as currently conducted; the Corporation has and will have at the Closing Date all requisite corporate power and authority to enter into this Agreement and the Ancillary Documents and carry out its obligations hereunder and thereunder, and to issue, sell and deliver the Offered Securities and the Compensation Option Securities, in accordance with the provisions of this Agreement and the Ancillary Documents; each of the Corporation and its Subsidiaries is current with all material filings required to be made under the laws of Canada and the Province of Ontario and all other jurisdictions in which it exists or carries on any material business and has all necessary licences, leases, permits, authorizations and other approvals necessary to permit it to conduct its business as it is currently conducted or as planned to be conducted as described in the Information Record, except where the absence of such power and authority or failure to make any filing or obtain any license, lease, permit, authorization or other approval would not have a Material Adverse Effect, and all such licences, leases, permits, authorizations and other approvals are in full force and effect in accordance with their terms except where the failure to so maintain such licences, leases, permits, authorizations or other approvals would not have a Material Adverse Effect;

9.1.2

except as contemplated by this Agreement or the Ancillary Documents or as otherwise disclosed in the Information Record, there are no other agreements, options, warrants, rights of conversion or other rights pursuant to which the Corporation is, or may become obligated to issue or transfer any securities (including debt securities) or any securities convertible or exchangeable, directly or indirectly, into any of its securities;

9.1.3

there are no agreements, options, warrants, rights of conversion or other rights pursuant to which any Subsidiary is, or may become obligated to issue or transfer any securities (including debt securities) or any securities convertible or exchangeable, directly or indirectly, into any of its securities;

9.1.4

except as contemplated by this Agreement or as otherwise disclosed in the Information Record, to the Knowledge of the Corporation, no agreement, will be in force or effect at the Closing Date which in any manner affects the voting or control of any of the securities of the Corporation;

9.1.5

the authorized capital of the Corporation consists of an unlimited number of Class B Shares, First Preferred Shares and Common Shares of which, as of the date hereof, no Class B Shares, no First Preferred Shares and 42,504,687 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation, and except as set out in Schedule 9.1.5, as of the date hereof, no options to acquire Common Shares are issued and outstanding and no person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for purchase, acquisition, subscription or issuance of any unissued Common Shares or other securities of the Corporation; the issuance and sale of the Offered Securities will not obligate the Corporation to issue shares of Common Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Corporation securities to adjust the exercise, conversion, exchange, or reset price under any such securities;

9.1.6

the Corporation has no subsidiaries other than the Subsidiaries. The Corporation does not beneficially own, or exercise control or direction over, outstanding securities of any person other than the Subsidiaries. The Corporation exercises control or direction over all of the outstanding securities of the Subsidiaries. The Corporation beneficially owns, directly or indirectly all of the issued and outstanding shares in the capital of the Subsidiaries and such shares are free and clear of all liens. All shares of the Subsidiaries have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and, except as described in the Information Record or as contemplated by this Agreement or the Ancillary Documents, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation or any Subsidiary of any interest in any of such shares or for the issue of any unissued shares in the capital of any Subsidiary or any other security convertible into or exchangeable for any such shares;

9.1.7

neither the Corporation nor any Subsidiary is: (i) in breach or violation of any of the terms or provisions of, or in default under (whether after notice or lapse of time or both) any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (whether or not such default or violation has been waived), which breach or violation or the consequences thereof would, alone or in the aggregate, have a Material Adverse Effect; or (j) in violation of the provisions of its articles, by-laws or resolutions or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties, which violation or the consequences thereof would, alone or in the aggregate, have a Material Adverse Effect;

9.1.8

other than such agreements or instruments which will terminate or be discharged, as applicable, or for such agreements pursuant to which the consent of the other contracting party will be obtained simultaneously with or prior to the Closing, the execution and delivery of this Agreement, the issue, sale and delivery of the Offered Securities and Compensation Option Securities, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement (written or oral) or instrument to which the Corporation or any Subsidiary is a party or by which it is bound or to which any of its property or assets is subject, other than any breach or violation or the consequences thereof which would, alone or in the aggregate, not have a Material Adverse Effect, nor will such action conflict with or result in any violation of the provisions of the articles, by-laws or resolutions of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties which violation or the consequences thereof would, alone or in the aggregate, have a Material Adverse Effect;

9.1.9

except for the required consent and approval of the Stock Exchange, no consent, approval, authorization, order, registration or qualification of or with any person, court or governmental agency or body is required in connection with the execution and delivery by the Corporation of this Agreement or any Ancillary Document and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Offered Securities and Compensation Option Securities;

9.1.10

the Business has not been, is not being, and will not be, immediately following Closing, conducted in violation of any laws, except for violations and possible violations that would not, individuals or in the aggregate be reasonably likely to have a Material Adverse Effect or materially impair the ability of the Corporation to complete the transactions contemplated by this Agreement and the Ancillary Documents;

9.1.11

no order ceasing or suspending trading of the securities of the Corporation (except at the request of the Corporation and as approved by the Agent), prohibiting the sale of such securities has been issued to the Corporation and is outstanding and, no investigations or proceedings for such purposes of which the Corporation has been notified are pending or threatened;

9.1.12	the Corporation is a reporting issuer or the equivalent in good standing under the Securities Laws of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia;

9.1.13	the Corporation is in compliance, in all material aspects, with its timely and continuous disclosure obligations under Securities Laws of each of the Reporting Jurisdictions;

9.1.14	the Corporation has not filed any confidential material change report with any Securities Commission, the Stock Exchange or any other self-regulatory authority which remains confidential;

9.1.15

except with respect to Offered Units sold to purchasers that are in the United States or U.S. Persons, or acting for the account or benefit of persons in the United States or U.S. Persons, none of the Offered Securities will be subject to a statutory hold period under the Securities Laws of the Offering Jurisdictions or to any hold period under the policies of the Stock Exchange which extends beyond four months and one day after the Closing Date;

9.1.16

there is not, in the constating documents of the Corporation or in any material agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Common Shares;

9.1.17

neither the issuance of the securities comprising the Offered Units, nor the conversion or exchange thereof into Common Shares by the Purchaser thereof, will trigger a “Flip-in Event” or cause such Purchaser to become an “Acquiring Person” pursuant to the Rights Plan;

9.1.18

there are no legal or governmental actions, proceedings or investigations pending or, to the Knowledge of the Corporation, contemplated or threatened against the Corporation or any Subsidiary, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which: (k) would, in any way, have a Material Adverse Effect; or (l) questions the validity of the issuance, sale or delivery of the Offered Securities or the Compensation Option Securities or the validity of any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement or the Ancillary Documents;

9.1.19	all necessary corporate action has been taken by the Corporation to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements;

9.1.20

none of the Corporation, any Subsidiary or any other party to any agreement or instrument is in material default in the observance or performance of any term or obligation to be performed by it under any such agreement or instrument to which the Corporation or any Subsidiary is a party and no event has occurred which with notice or lapse of time or both would constitute such a default on the part of the Corporation or any Subsidiary, in any such case which default or event would have a Material Adverse Effect;

9.1.21

subject to the conditions precedent contained therein, this Agreement has been duly and validly executed and delivered by the Corporation, constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

9.1.22

each of the Corporation and its Subsidiaries is the beneficial owner of all its respective properties, business and assets or of the interests in its respective properties, business or assets, in each case free and clear of all material liens, and all agreements under which the Corporation or any Subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a Material Adverse Effect;

9.1.23

the Corporation will use the net proceeds from the issue and sale of the Offered Units primarily to advance the Corporation’s SIRPα program and secondarily for the Corporation’s other research and development programs from time to time and for general corporate purposes;

9.1.24

neither the Corporation nor any Subsidiary has received notice from any governmental or regulatory authority of any jurisdiction in which it carries on a material part of its business, or owns or leases any material property, of any restriction on its ability to or of a requirement for it to qualify to, nor is it otherwise aware of any restriction on its ability to or of a requirement for it to qualify to, conduct its business in such jurisdiction, except such qualifications as have been satisfied or that would not result in a Material Adverse Effect;

9.1.25	Stem Cell Therapeutics Inc. has no material assets or material liabilities;

9.1.26	Computershare Trust Company of Canada at its principal office in Toronto has been duly appointed as the Transfer Agent for the Common Shares;

9.1.27	at the Closing Time, Computershare Trust Company of Canada at its principal office Toronto will have been duly appointed as the Warrant Agent for the Warrants;

9.1.28

since December 31, 2012, except as disclosed in the Information Record: (m) there has not been any material change or change in material fact (whether actual, proposed, threatened or contemplated) in the Business; (n) there has not been any adverse material change in the consolidated financial position of the Corporation; and (o) there has been no material transaction entered into by the Corporation or any Subsidiary, other than those in the ordinary course of business;

9.1.29

the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that (p) transactions are executed in accordance with management’s general or specific authorizations; (q) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (r) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

9.1.30

the Financial Statements have been prepared in accordance with International Financial Reporting Standards (IFRS) and the Securities Laws and present fairly in all material respects the consolidated financial position of the Corporation as at their respective dates;

9.1.31

except as disclosed in the Information Record, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Corporation or any of its Subsidiaries with unconsolidated entities or other persons that could reasonably be expected to have a Material Adverse Effect;

9.1.32

except as disclosed in the Information Record, none of the Corporation or any of its Subsidiaries has any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the financial statements of the Corporation that could reasonably be expected to have a Material Adverse Effect;

9.1.33

the Auditor who provided its audit report on the Financial Statements is a firm of independent public accountants as required under Securities Laws, are a “participating audit firm” (within the meaning of National Instrument 52-108 – Auditor Oversight of the Securities Commission) and is in compliance with any restriction or sanction imposed by the Canadian Public Accountability Board;

9.1.34	there has never been a reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Corporation and its present or former auditors;

9.1.35

each of the Corporation and the Subsidiaries has accurately and timely filed all federal, provincial, state, local and foreign tax returns that are required to be filed at such time or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

9.1.36

each of the Corporation and the Subsidiaries has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and to the Knowledge of the Corporation, there are no liens for taxes on the assets of the Corporation or any Subsidiary and there are no audits to the Knowledge of the Corporation to be pending on the tax returns of the Corporation or any Subsidiary (whether federal, state, provincial, local or foreign) and there are no claims which have been asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a Material Adverse Effect;

9.1.37

no domestic or foreign taxation authority has asserted or, to the Knowledge of the Corporation, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation or any Subsidiary (including, without limitation, any predecessor companies) filed over the last three (3) years which would have a Material Adverse Effect;

9.1.38

to the Knowledge of the Corporation, the minute books and records of the Corporation and its Subsidiaries, for the periods from their dates of incorporation to the date of examination thereof are all of the minute books and records of the Corporation and its Subsidiaries and contain copies of all material proceedings of the shareholders, the boards of directors and all committees of the boards of directors of the Corporation and each Subsidiary to the date of review of such corporate records and minute books and there have been no other material meetings, resolutions or proceedings of the shareholders, board of directors or any committees of the boards of directors of the Corporation or any Subsidiary to the date of review of such corporate records and minute books not reflected in such minute books and other records. True and complete copies of all such minutes and proceedings have been provided to the Agent or the Agent’s representatives;

9.1.39

other than the Subsidiaries, the Corporation does not own, directly or indirectly, or exercise control or direction over, and has not agreed to acquire outstanding securities of any other corporation or options to acquire securities of any other corporation, other than marketable securities held in the ordinary course of business, or a participating interest in any person;

9.1.40

other than as disclosed in the Information Record with respect to their respective security holdings in the Corporation, none of the directors or officers of the Corporation or any associate or affiliate of the foregoing has, or to the Knowledge of the Corporation, intends to have, any interest, direct or indirect, in any transaction or any proposed transaction with the Corporation which would materially affect, is material to or will materially affect the Corporation;

9.1.41	the Corporation is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will have a Material Adverse Effect;

9.1.42

each of the Corporation and the Subsidiaries is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non-compliance would not have a Material Adverse Effect;

9.1.43

neither the Corporation nor any Subsidiary has any loans or other indebtedness outstanding, outside the normal course of business, which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with it;

9.1.44

all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or provincial pension plan premiums, accrued wages, salaries and commissions and payments for any plan for any officer, director, employee or consultant of the Corporation or its Subsidiaries have been accurately reflected in the books and records of the Corporation.

9.1.45

each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension, incentive or otherwise contributed to, or required to be contributed to, by the Corporation or its Subsidiary for the benefit of any current or former officer, director, employee or consultant of the Corporation or its Subsidiary has been maintained in material compliance with the terms thereof and with the requirements prescribed by any and all statutes, orders, rules, policies and regulations that are applicable to any such plan. True and complete copies of all such plans have been provided to the Agent;

9.1.46

no labour dispute exists or, to the Knowledge of the Corporation, is imminent with respect to any of the employees of the Corporation, which could reasonably be expected to result in a Material Adverse Effect; none of the Corporation’s employees is a member of a union that relates to such employee’s relationship with the Corporation, and the Corporation is not party to a collective bargaining agreement; to the Knowledge of the Corporation, no executive officer of the Corporation is, or is now expected to be, in violation of any material term of any employment agreement, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favour of any third party, and the continued employment of each such executive officer does not subject the Corporation to any liability with respect to any of the foregoing matters;

9.1.47

except as disclosed in the Information Record, none of the directors, officers or employees of the Corporation, any known holder of more than ten percent (10%) of any class of securities of the Corporation, or any known associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any material transaction within the previous two (2) years or any proposed material transaction which, as the case may be, is material to or will materially affect the Corporation;

9.1.48

with respect to the premises which the Corporation or any Subsidiary occupies as tenant, the Corporation or such Subsidiary, as the case may be, occupies such leased premises and has the exclusive right to occupy and use the leased premises and the leases pursuant to which the Corporation or such Subsidiary, as the case may be, occupies the leased premises are in good standing in all material respects and in full force and effect;

9.1.49

to the Knowledge of the Corporation, no person who is a related party (as such term is defined in National Instrument 61-101 – Protection of Minority Security Holders in Special Transactions) to the Corporation, together with that persons’ associates, beneficially owns or exercises control or direction over 10% or more of the outstanding securities of each class of equity securities of the Corporation;

9.1.50

each of the Corporation and the Subsidiaries is insured against such losses and risks and in such amount as are customary in the business in which it is engaged or as are required to be kept in place pursuant to its Intellectual Property licenses, credit agreements and material contracts. All policies of insurance insuring the Corporation, the Subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Corporation and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Corporation or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and that would result in a Material Adverse Effect;

9.1.51

each of the Corporation and the Subsidiaries, in all material respects: (s) is in compliance with any and all applicable federal, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (t) has received all permits, licences or other approvals required under applicable Environmental Laws to conduct its business; and (u) is in compliance with all terms and conditions of any such permit, license or approval, and there have been no past, and there are no pending or, to the Knowledge of the Corporation, threatened claims, complaints, notices or requests for information received by the Corporation or any Subsidiary with respect to any alleged material violation of any Environmental Law and no conditions exist which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law; except, in each case, other than those that would not have a Material Adverse Effect;

9.1.52	the Corporation or a Subsidiary owns, or has obtained valid and enforceable licences for, or other rights to use, all the Intellectual Property that is material to the conduct of its Business as presently conducted or as intended to be conducted following Closing (collectively, the “Material IP”). The Material IP is described in a disclosure letter that was delivered to the Agents concurrently with the execution of this Agreement. The Corporation (to the Knowledge of the Corporation) has no knowledge that it will be unable to obtain any rights or licences to use all Intellectual Property necessary for the conduct of the Business. The execution and delivery by the Corporation of this Agreement and the Ancillary Agreements will not result in the breach of, or create on behalf of any third party the right to terminate, impair, modify or demand a payment under (v) any license, sublicense or other agreement relating to any Material IP, or (w) any license, sublicense and other agreement as to which the Corporation or any Subsidiary is a party and pursuant to which the Corporation or a Subsidiary is authorized to use any third party Material IP, or (x) any right of the Corporation or any Subsidiary to develop, use, sell, or dispose of, or to bring any action for the infringement of any Intellectual Property. Except as disclosed in the Information Record, all such licenses are in good standing and there is no dispute with any licensor or licensee regarding the terms thereof. To the Knowledge of the Corporation, there is no infringement by third parties of any of the Material IP. To the Knowledge of the Corporation, all Material IP is enforceable and there is no pending or, to the Knowledge of the Corporation, threatened action, suit, proceeding or claim by others challenging the Corporation or any Subsidiary’s rights in or to any Intellectual Property, and the Corporation is unaware of any facts which form a reasonable basis for any such claim. There is no pending or, to the Knowledge of the Corporation, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Material IP, and the Corporation is unaware of any finding of unenforceability or invalidity of the Material IP nor, to the Knowledge of the Corporation, does it know of any facts that would support such a claim of invalidity. There is no pending, or to the Knowledge of the Corporation, threatened action, suit, proceeding or claim by others that the Corporation infringes, misappropriates or otherwise violates (or would infringe, misappropriate or otherwise violate upon commercialization of the Corporation or any Subsidiary’s product or product candidates) any patent, trademark, copyright, trade secret, confidential information, know how or other proprietary or Intellectual Property rights of others. To the Knowledge of the Corporation, there is no patent or patent application by others that contains claims that interfere with the issued or pending claims of any of the Material IP. To the Knowledge of the Corporation, there is no prior art that necessarily renders any patent application owned by the Corporation or any Subsidiary unpatentable that has not been disclosed to the United States Patent and Trademark Office and the international equivalents;

9.1.53

the Corporation or any Subsidiary (or parties under contractual obligation to the Corporation or a Subsidiary) holds and is in compliance with all licences, certificates, approvals and permits from all provincial, federal, state, United States, foreign and other regulatory authorities that are material to the conduct of the Business as currently conducted, all of which are valid and in full force and effect, and there is no proceeding pending or, to the Knowledge of the Corporation, threatened, which may cause any such license, certificate, approval or permit to be withdrawn, cancelled, suspended or not renewed. To the Knowledge of the Corporation, it is not in violation of any material law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body applicable to the investigation of new drugs in humans or animals or the cultivation, growing or processing of genetically modified organisms;

9.1.54

the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Corporation or any Subsidiary or in which the Corporation or any Subsidiary or their respective products or product candidates that are described in the Information Record have participated or the results of which are referred to in the Information Record were, to the Knowledge of the Corporation, and if still pending are, to the Knowledge of the Corporation, being, conducted in accordance with, in the judgment of senior management of the Corporation, as applicable, good clinical practice, good laboratory practices or scientific standards as appropriate for each particular study type. Neither the Corporation nor any Subsidiary has received any notices or other correspondence from any such agency requiring the termination, suspension or material modification or clinical hold of any clinical or pre-clinical studies or tests that are described in the Information Record or the results of which are referred to in the Information Record. Neither the Corporation, nor any Subsidiary, nor any of their respective employees or consultants has been debarred by the United Stated Food and Drug Administration nor, to the Knowledge of the Corporation, is any of them under investigation (and there are no facts that would warrant same);

9.1.55	neither the Corporation nor any Subsidiary is currently pursuing any litigation against any person for any infringement, misappropriation or misuse of the Material IP;

9.1.56	no proceedings have been taken, instituted or, to the Knowledge of the Corporation, are pending, for the dissolution or liquidation of the Corporation or the Subsidiary;

9.1.57

there are no outstanding claims, actions, suits, litigation, arbitration, investigations or proceedings, whether or not purportedly on behalf of the Corporation or any Subsidiary, or, to the Knowledge of the Corporation, proposed or threatened in writing against the Corporation or any Subsidiary which, if determined adversely to the Corporation or such Subsidiary would have a Material Adverse Effect or which may restrict or prohibit the ability of the Corporation to perform its obligations hereunder;

9.1.58	the attributes of each of the Offered Securities and Compensation Option Securities conforms in all material respects to the description thereof contained in the Ancillary Documents;

9.1.59

each Ancillary Document will, at the Closing Time, be duly authorized, executed and delivered by the Corporation and will constitute a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

9.1.60

for tax purposes, the Corporation is allocating the Purchase Price (y) for each Unit as to Cdn.$0.2025 for the underlying Unit Share and Cdn.$0.0075 for the underlying three-quarters of a Warrant and (z) for each Preferred Unit as to Cdn.$0.2025 for the underlying Preferred Unit Share and Cdn.$0.0075 for the underlying three-quarters of a Warrant;

9.1.61

all outstanding Common Shares of the Corporation have been duly authorized for issuance and were validly issued as fully paid and non-assessable Common Shares and were not issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation;

9.1.62	the Corporation has taken all necessary corporate action to authorize the creation, issue and sale, as applicable, of:

	(a)	the Unit Shares comprising the Units and, upon payment for the Units, the Unit Shares will be validly issued as fully paid and non-assessable Common Shares;

	(b)	the Preferred Unit Shares comprising the Preferred Units and, upon payment for the Preferred Units, the Preferred Unit Shares will be validly issued as fully paid and non-assessable Preferred Shares;

	(c)	the Warrants comprising the Offered Units and, upon payment for the Offered Units, the Warrants will be validly created and issued;

(d)

the Warrant Common Shares and, upon payment of the Exercise Price therefor in accordance with the terms of the Warrant Indenture, the Warrant Common Shares will be validly issued as fully paid and non- assessable Common Shares;

(e)

the Preferred Unit Common Shares and, upon conversion of the Preferred Unit Shares in accordance with the articles of the Corporation, the Preferred Unit Common Shares will be validly issued as fully paid and non-assessable Common Shares;

	(f)	the Compensation Options, and upon issue thereof in accordance with the terms of this Agreement, the Compensation Options will be validly created and issued; and

(g)

the Compensation Option Shares and, upon payment of the exercise price therefor in accordance with the terms of the Compensation Options, the Compensation Option Shares will be validly issued as fully paid and non- assessable Common Shares;

9.1.63

the definitive forms of certificates representing the Common Shares and Preferred Shares are in proper form under the laws of Ontario and comply in all material respects with the requirements of the Stock Exchange and do not conflict with the constating documents of the Corporation;

9.1.64	the definitive form of certificate representing the Compensation Options will not conflict with the constating documents of the Corporation;

9.1.65

all agreements required to be filed under the Corporation’s timely and continuous disclosure obligations under Securities Laws of each of the Offering Jurisdictions (other than agreements which have terminated since the time of such filing obligation) are valid and enforceable against the Corporation in accordance with their respective terms, except (aa) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ right generally; and (bb) as enforceability may be subject to general principles of equity and except as right to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws;

9.1.66

the Corporation has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees, or similar payments relating to this Agreement or the transaction contemplated hereby, except for dealings with the Agents, whose commissions and fees will be paid by the Corporation;

9.1.67

there are no disagreements of any kind presently existing, or reasonably anticipated by the Corporation to arise between the Corporation and the accountants, lawyers and patent agents formerly or presently employed by the Corporation and the Corporation is current with respect to any fees owed to its accountants and lawyers which could affect the Corporation’s ability to perform any of its obligations under this Agreement;

9.1.68

based on the consolidated financial condition of the Corporation as of the Closing Date, immediately after giving effect to the receipt by the Corporation of the proceeds from the sale of the Offered Units hereunder: (a) the fair saleable value of the Corporation’s assets exceeds the amount that will be required to be paid on or in respect of the Corporation’s existing debts and other liabilities (including known contingent liabilities) as they mature; (b) the Corporation’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Corporation, consolidated and projected capital requirements and capital availability thereof; and (c) the current cash flow of the Corporation, together with the proceeds the Corporation would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid; the Corporation has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date;

9.1.69

the Corporation is not required by applicable laws, Stock Exchange rules, or its constating documents to obtain the approval of its shareholders in order to issue any of the Offered Securities or Compensation Option Securities; and

9.1.70

no class of the Corporation’s securities is registered, or required to be registered, pursuant to section 12 of the 1934 Act, and the Corporation does not have a reporting obligation pursuant to Section 15(d) of the 1934 Act.

9.2

The Agent will be entitled to rely on the respective representations and warranties of the Corporation contained in this Agreement or any certificate delivered pursuant to this Agreement notwithstanding investigations which the Agent may undertake or may have undertaken or which may be undertaken or may have been undertaken on the Agent’s behalf.

Section 10.	Covenants of the Corporation

10.1	Consents and Approvals: The Corporation covenants and agrees with the Agent, and acknowledges that such covenants are also being provided for the benefit of the Purchasers, that the Corporation will:

10.1.1

obtain, to the extent not already obtained, the necessary regulatory consents from the Stock Exchange and, to the extent necessary, from the Securities Commissions of the Offering Jurisdictions for the Offering on such terms as are mutually acceptable to the Agent and the Corporation, acting reasonably;

	10.1.2	arrange for the listing of the Unit Shares, Preferred Unit Common Shares, Warrant Common Shares and the Compensation Option Shares on the Stock Exchange upon issuance of such securities; and

	10.1.3	make all necessary filings and obtain all other necessary regulatory and other consents and approvals required in connection with the transactions contemplated by this Agreement.

10.2	General: The Corporation hereby covenants and agrees with the Agent, and acknowledges that such covenants are also being provided for the benefit of the Purchasers, that the Corporation will:

10.2.1

fulfill all legal requirements to permit the issue, offering and sale of the Offered Units and the issue of the Compensation Options, including compliance with the Securities Laws of the Offering Jurisdictions to enable the Offered Units to be offered for sale and sold without the necessity of filing a prospectus in the Offering Jurisdictions;

10.2.2

use commercially reasonable efforts to maintain the listing of the Common Shares on the Stock Exchange (or on the Toronto Stock Exchange) and the status of the Corporation as a reporting issuer not in default under the securities legislation of each of the Reporting Jurisdictions for a period of twenty-four (24) months after the Closing Date;

10.2.3

in a timely manner following the Closing Date, file such documents as may be required under the Securities Laws of the Offering Jurisdictions relating to the offering of the Offered Units and Compensation Options which, without limiting the generality of the foregoing, shall include a Form 45-106F1 as prescribed by National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators;

10.2.4

until the date that is six (6) months after the Closing Date, not undertake a reverse or forward stock split or reclassification of the Common Shares without the prior written consent of the Lead Agent, provided, however, that no consent shall be required for a reverse stock split of the Common Shares that the board of directors of the Corporation, in the good faith exercise of its business judgment, determines to be necessary or advisable to list the Common Shares on the Stock Exchange or another trading market;

10.2.5

reserve and keep available at all times during which the Warrants and Compensation Options remain exercisable and the Preferred Unit Shares remain convertible, free of pre-emptive rights and liens, other than restrictions on transfer provided for in this Agreement or any Ancillary Document or imposed by Securities Laws, a sufficient number of Common Shares for the purpose of enabling the Corporation to issue Warrant Common Shares, Compensation Option Shares and Preferred Unit Common Shares; and

10.2.6

use the net proceeds from the issue and sale of the Offered Units primarily to advance the Corporation’s SIRPα program and secondarily for the Corporation’s other research and development programs from time to time and for general corporate purposes.

Section 11.	Termination

11.1

Non-Compliance Out: If the Corporation does not comply in all material respects with the conditions of this Agreement, and such non-compliance does or would reasonably be expected to prevent, restrict or otherwise adversely affect the distribution of the Offered Units in accordance with the terms of this Agreement or would reasonably be expected to impact adversely on the market price of the Common Shares or marketability of the Offered Units in any of the Offering Jurisdictions, the Agents may terminate their obligations under this Agreement by written notice to that effect given to the Corporation on or prior to the Closing Time and in such event the Agents’ obligations shall be at an end. It is understood that the Agents may waive in whole or in part non-compliance therewith without prejudice to such rights in respect of any other condition or conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if the same is in writing.

11.2

Due Diligence Out: If at any time prior to the Closing Time the Agents and their representatives shall, in their sole discretion, acting reasonably, not be satisfied with the results of their due diligence investigations and examinations of the Corporation and its Subsidiaries, then the Agents shall be entitled, at their option, to terminate their obligations under this Agreement by written notice to that effect given to the Corporation at or prior to the Closing Time;

11.3

Material Change Out: If at any time prior to the Closing Time there shall occur any adverse material change in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation and its Subsidiaries, taken as a whole, or change in material fact, or the Agent becomes aware of any undisclosed adverse material fact relating to the Corporation or its Subsidiaries, or other adverse material development which, in the opinion of the Agents, acting reasonably, would have a material adverse effect on the market price of the Common Shares or the marketability of the Offered Units, then the Agents shall be entitled, at their option, to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at or prior to the Closing Time.

11.4

Disaster Out: If at any time prior to the Closing Time there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, including any act of terrorism, war or like event, or any law or regulation, which in the opinion of the Agents, acting reasonably, seriously adversely affects, or would seriously adversely affect the Canadian, United States or international financial markets or the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation and its Subsidiaries, taken as a whole, the market price of the Common Shares or the marketability of the Offered Units, the Agents shall be entitled, at their option, to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at or prior to the Closing Time.

11.5

Market Out: If at any time prior to the Closing Time, the state of financial markets in Canada or elsewhere where it is planned to market the Offered Units is such that, in the reasonable opinion of the Agents, the Offered Units cannot be marketed profitably, the Agents shall be entitled, at their option, to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at or prior to the Closing Time.

11.6

Regulatory and Litigation Out: If at any time prior to the Closing Time there shall occur any change in any of the Securities Laws, or if any enquiry, action, suit, investigation or other proceeding, whether formal or informal, in relation to the Corporation, its Subsidiaries or the distribution of the Offered Units should be instituted or any order under or pursuant to any laws or regulations of any of the Offering Jurisdictions or by the Stock Exchange or any other regulatory or governmental authority should be made or issued (except for any such order based upon the activities or alleged activities of the Agent and not of the Corporation) which, in the reasonable opinion of the Agents, operates to prevent or restrict the trading of the Common Shares or the distribution of the Offered Units or materially adversely affects or will materially adversely affect the market price of the Common Shares or the marketability of the Offered Units, the Agents shall be entitled, at their option, to terminate its obligations under this Agreement by written notice to that effect given to the Corporation at or prior to the Closing Time.

11.7

Termination Mechanics: Any termination by the Agents pursuant to the provisions of this Agreement shall be effected by notice in writing delivered or sent via fax or email to the Corporation as set forth in Section 16. The rights of termination contained in Sections 11.1 through 11.6 are in addition to any other rights or remedies the Agents may have in respect of any default, misrepresentation, act or failure to act of the Corporation in respect of any matters contemplated by this Agreement. In the event of any such termination, there shall be no further liability on the part of the Corporation or the Agents except for any liability provided for in Sections 12 and 13.

Section 12.	Indemnity and Contribution

12.1

Indemnity: The Corporation hereby covenants and agrees to protect, indemnify and save harmless the Agents and each securities dealer which is a member of any Selling Dealer Group formed by the Agents in connection with the Offering, each of the associates and affiliates of each of them and the respective directors, officers, employees, shareholders, partners, advisors and agents of the Agents and each securities dealer which is a member of any Selling Dealer Group formed by the Agents in connection with the Offering and of each of the associates and affiliates of each of them (each an “Indemnified Person” and collectively the “Indemnified Persons”) from and against all losses (other than a loss of profits), claims, damages, payments, liabilities, costs, fines, penalties and expenses (including the amount paid in settlement of any claim, action, suit or proceeding and the fees and expenses of counsel on a solicitor and his own client basis incurred obtaining advice in respect of, or in investigating, defending or settling, any such claim, action, suit or proceeding), joint or several, of whatsoever nature or kind to which an Indemnified Person may become subject or otherwise involved in any capacity under statute or common law or otherwise caused or incurred by reason of or in any way arising, directly or indirectly, from, by virtue of, or related to, enforcing the provisions of this Agreement, or:

12.1.1

the Agents having acted as agents in respect of the Offering or the Selling Dealer Group members having acted as Selling Dealer Group members in respect of the Offering (other than by reason of the fraud, gross negligence or wilful misconduct of the Agents or the Selling Dealer Group members, provided that this exception shall only apply to the applicable Agent or Selling Dealer Group member or Selling Dealer Group members which have acted fraudulently, been grossly negligent or committed wilful misconduct);

12.1.2

any statement or information contained in the Information Record which at the time and in light of the circumstances under which it was made containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, false or misleading;

12.1.3

the omission or alleged omission to state in the Information Record any material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

12.1.4

any order made or inquiry, investigation or proceeding commenced or threatened by any officer or official of the Stock Exchange, any securities commission or authority or any other competent authority, not based upon the activities or the alleged activities of the applicable Agent or member of any Selling Dealer Group formed by the Agents in connection with the Offering;

12.1.5

the non-compliance or alleged non-compliance by the Corporation with any of the Securities Laws of the Offering Jurisdictions or any other applicable law in connection with the transactions contemplated herein;

12.1.6	any fraud, gross negligence or wilful misconduct by the Corporation relating to or connected with the sale by the Corpo ration of the Offered Units;

12.1.7

any misrepresentation or alleged misrepresentation (except any made by the Agents or Selling Dealer Group members and for which the Agents did not rely on any information provided by the Corporation or anyone acting on its behalf, provided that this exception shall only apply to the applicable Agent or Selling Dealer Group member or Selling Dealer Group members who have made such misrepresentation or alleged misrepresentation) relating to the Offering or the Offered Units, whether oral or written and whether made during and in connection with the Offering or in respect of the trading of the Offered Units in the secondary market after the completion of the Offering, where such misrepresentation or alleged misrepresentation may give or gives rise to any other liability under any statute in any jurisdiction which is in force on the date of this Agreement or which comes into force after that date;

12.1.8

any failure or alleged failure to make timely disclosure of a material change by the Corporation, whether such failure or alleged failure occurs during the Offering or after the completion of the Offering, where such failure relates to the Offering or the Offered Units and may give or gives rise to any liability under any statute in any jurisdiction which is in force on the date of this Agreement or which comes into force after that date; or

12.1.9

the breach of, or default under, any representation, warranty, term, condition, covenant or agreement of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or made by the Corporation in connection with the sale of the Offered Units or any representation or warranty of the Corporation made or contained herein or in any other document of the Corporation delivered pursuant hereto or in connection with the sale of the Offered Units being or being alleged to be untrue, false or misleading.

If any matter or thing contemplated by this Section 12 shall be asserted against any Indemnified Person in respect of which indemnification is or might reasonably be considered to be provided hereunder, such Indemnified Person shall notify the Corporation as soon as possible of the nature of such claim and the Corporation shall be entitled, but not required, to assume the defence of any action, suit or proceeding brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to the Indemnified Person and that no settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other of them and the Corporation shall not be liable for any settlement of any such claim unless it has consented in writing to such settlement.

12.2

Counsel: In any claim referred to in Section 12, the Indemnified Person shall have the right to retain separate legal counsel to act on behalf of such Indemnified Person provided that the fees and disbursements of such separate legal counsel shall be paid by the Indemnified Person unless:

	12.2.1	the Corporation fails to assume the defence of such claim on behalf of the Indemnified Person within ten (10) days of receiving notice of such claim;

	12.2.2	the Corporation and the Indemnified Person shall have mutually agreed to the retention of such separate legal counsel; or

12.2.3

the named parties to such claim (including any added, third or impleaded parties) include both the Corporation and the Indemnified Person and the Indemnified Person has been advised by legal counsel that representation of both the Corporation and the Indemnified Person by the same legal counsel would be inappropriate due to actual or potential differing interests between them;

in which event or events the reasonable fees and disbursements of such separate legal counsel shall be paid by the Corporation. Where more than one Indemnified Person is entitled to retain separate counsel in the circumstances described in this Section 12.2, all Indemnified Persons shall be represented by one separate legal counsel and the fees and disbursements of only one separate legal counsel for all Indemnified Persons shall be paid by the Corporation, unless:

	12.2.4	the Corporation and the Indemnified Persons have mutually agreed to the retention of more than one legal counsel for the Indemnified Persons; or

12.2.5

the Indemnified Persons have or any of them has been advised in writing by legal counsel that representation of all of the Indemnified Persons by the same legal counsel would be inappropriate due to actual or potential differing interests between them.

12.3

Waiver of Right: The Corporation hereby waives its right to recover contribution from the Agents and the other Indemnified Persons with respect to any liability of the Corporation by reason of or arising out of the indemnity provided by the Corporation in this Section 12; provided, however, that such waiver shall not apply in respect of any Agent for any liability directly caused or incurred by reason or arising out of any fraud, gross negligence or wilful misconduct of that Agent or information or statements relating solely to, and provided by, that Agent or any failure by that Agent in connection with the Offering to provide to Purchasers any document which the Corporation is required to provide to the Purchasers and which the Corporation has provided or made available to that Agent to forward to the Purchasers.

12.4	Contribution:

12.4.1

In order to provide for just and equitable contribution in circumstances in which the indemnity contained in this Section 12 is, for any reason of policy or otherwise, held to be unavailable to or unenforceable by, in whole or in part, an Indemnified Person other than in accordance with the provisions of this Section 12, the Corporation shall contribute forthwith to the aggregate losses (other than a loss of profit), claims, damages, payments, liabilities, costs, fines, penalties and expenses (including the amount paid in settlement of any claim, action, suit or proceeding and the fees and expenses of counsel on a solicitor and his own client basis incurred obtaining advice in respect of, or in investigating, defending or settling, any such claim, action, suit or proceeding) of the nature contemplated by such indemnity incurred or paid by the Indemnified Person in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Indemnified Person on the other hand in connection with the Offering but also the relative fault of the Corporation on the one hand and the Indemnified Person on the other hand in connection with the matters, things and actions which resulted in such losses, claims, damages, payments, liabilities, costs, fines, penalties or expenses as well as any other relevant equitable considerations or, if such allocation is not permitted by applicable law, in such proportion so that the Indemnified Person shall be responsible for the proportion represented by the percentage that the Agent’s Fee per Offered Unit bears to the Purchase Price and the Corporation shall be responsible for the balance, whether or not they are a party to the same or separate claims; provided, however, that no person who has engaged in any fraud, gross negligence or wilful misconduct shall be entitled to contribution from any person who has not engaged in any fraud, gross negligence or wilful misconduct and further provided that in no event shall any Agent be responsible for any amount in excess of the portion of Agent’s Fee, however paid, actually received from the Corporation under this Agreement and retained by that Agent. For purposes of this Section 12.4, relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or an Agent on the other hand and the relevant intent, knowledge, access to information and opportunity to correct or prevent any such untrue statement or omission of the Corporation and the Indemnified Person.

12.4.2

In the event that the Corporation is held to be entitled to contribution from an Agent under the provisions of any statute or law, the Corporation shall be limited to such contribution in an amount not exceeding the lesser of:

		(a)	the portion of the amount of the loss or liability giving rise to such contribution for which that Agent is responsible as determined in accordance with Section 12.4.1; and

(b)	the amount of the Agent’s Fee actually received from the Corporation under this Agreement and retained by that Agent.

12.4.3

For purposes of this Section 12.4, each party hereto shall give prompt notice to the other parties hereto of any claim, action, suit or proceeding threatened or commenced in respect of which a claim for contribution may be made under this Section 12.4.

12.5

Held in Trust: To the extent that the indemnity and right to contribution contained in Section 12 is given in favour of a person who is not a party to this Agreement, the Corporation hereby constitutes the Lead Agent as trustee for such person for such indemnity, right to contribution and the covenants given by Corporation to such person in this Agreement. The Lead Agent hereby accepts such trust and holds such indemnity, right to contribution and covenants for the benefit of such persons. The benefit of such indemnity, right to contribution and covenants shall be held by the Lead Agent in trust for the persons in favour of whom such indemnities, right to contribution and covenants are given and may be enforced directly by such persons.

12.6

Indemnity re Investigations: The Corporation agrees that, if any investigation is commenced in respect of the Corporation and/or an Indemnified Person and an Indemnified Person or its personnel are required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with or by reason of the Offering, the Indemnified Person shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnified Person for time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and out-of-pocket expenses incurred by the personnel in connection therewith) shall be paid by the Corporation as they occur.

12.7

Survival: The obligations under Section 12 shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

Section 13.	Expenses

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, all expenses of or incidental to the issue, sale, distribution and delivery of the Offered Units and Compensation Options and of or incidental to all matters in connection with the transactions herein set out shall be borne by the Corporation including, all printing costs, filing fees, the reasonable fees and disbursements of legal counsel for the Agents (plus applicable taxes) and the reasonable out-of-pocket expenses (plus applicable taxes) of the Agents, including road show and travel expenses.

Section 14.	Restrictions on Further Issues or Sales

During the period commencing the date of this Agreement and ending on the day which is ninety (90) days following the Closing Date, the Corporation will not, directly or indirectly, without the prior written consent of the Lead Agent (which consent will not be unreasonably withheld), issue, offer, sell, contract to sell, grant any option to purchase, transfer, assign or otherwise dispose of any Common Shares or any securities convertible into or exchangeable for any Common Shares, except in conjunction with: (cc) the exercise or grant in the normal course of stock options and other similar issuances pursuant to the share incentive plan of the Corporation and other share compensation arrangements outstanding as of the date hereof; or (dd) outstanding warrants, the Warrants, the Preferred Unit Shares or the Compensation Options.

Section 15.	No Fiduciary Duty

The Corporation: (ee) acknowledges and agrees that the Agents have certain statutory obligations as registrants under applicable Securities Laws and have fiduciary relationships with their respective clients; and (ff) consents to the Agents acting hereunder while continuing to act for their respective clients. To the extent that the Agents’ statutory obligations as registrants under applicable Securities Laws or fiduciary relationships with their respective clients conflicts with their obligations hereunder, the Agents shall be entitled to fulfill their statutory obligations as registrants under applicable Securities Laws and their duties to their respective clients. Nothing in this Agreement shall be interpreted to prevent the Agents from fulfilling their statutory obligations as registrants under applicable Securities Laws or to act as fiduciaries of their respective clients.

Section 16.	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by facsimile on a Business Day to the following addresses:

16.1	in the case of the Corporation:

Stem Cell Therapeutics Corp.
96 Skyway Avenue
Toronto, Ontario M9W 4Y9
Attention:	Dr. Niclas Stiernholm, President & CEO
E-mail:	niclas@stemcellthera.com

with a copy (which copy shall not constitute notice) to:

Borden Ladner Gervais LLP
Scotia Plaza
40 King Street West, 44th Floor
Toronto, Ontario M5H 3Y4

Attention:	Manoj Pundit
Email:	mpundit@blg.com
Fax:	416-682-2841

(b)	in the case of the Agents:

Bloom Burton & Co. Inc.
65 Front Street East
Suite 300
Toronto, Ontario M5E 1B5

Attention:	Jolyon Burton, CEO & Head of Investment Banking
Email:	jburton@bloomburton.com
Fax:	416-640-7580

ROTH Capital Partners, LLC
888 San Clemente Drive
Suite 400
Newport Beach, CA 92660

Attention:	Michael Margolis, R.Ph., Managing Director
Email:	mmargolis@roth.com
Fax:	949-720-7227

with a copy (which copy shall not constitute notice) to:

Gowling Lafleur Henderson LLP
Suite 1600,
100 King Street West
1 First Canadian Place
Toronto, Ontario M5X 1G5

Attention:	Vanessa Grant
Email:	vanessa.grant@gowlings.com
Fax:	416-862-7661

The parties may change their respective addresses for notices by notice given in the manner set out above. Any notice or other communication will be in writing, and unless delivered personally to the addressee or to a responsible officer of the addressee, as applicable, will be given by fax or email and will be deemed to have been given when (i) in the case of a notice delivered personally to a responsible officer of the addressee, when so delivered; and (ii) in the case of a notice delivered or given by fax, on the first (1st) Business Day following the day on which it is sent.

Section 17.	Miscellaneous

17.1

Governing Law: This Agreement shall be governed by and be interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdiction of the courts of such province.

17.2	Time of Essence: Time shall be of the essence of this Agreement.

17.3

Survival: Except for as expressly provided herein, all representations, warranties, covenants and agreements of the Corporation herein contained or contained in any documents contemplated by, or delivered pursuant to, this Agreement or in connection with the purchase and sale of the Offered Units shall survive the purchase and sale of the Offered Units and the termination of this Agreement and shall continue in full force and effect for the benefit of the Agents, regardless of any subsequent disposition of Offered Units or any investigation by or on behalf of the Agents with respect thereto.

17.4

Counterparts: This Agreement may be executed by any one or more of the parties to this Agreement by fax, email or in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

17.5

Entire Agreement: This Agreement and all agreements, documents and instruments delivered in connection herewith constitutes the entire agreement between the Corporation and the Agents in connection with the issue and sale of the Offered Units by the Corporation and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, including, but not limited to, the Engagement Letter.

17.6

Severability: If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

17.7

Assignment and Enurement: The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Corporation and the Agents and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the other and any purported assignment without that consent will be invalid and of no force and effect.

17.8

Reference to Agents: Upon the request of any Agent, the Corporation will include a reference to that Agent and its role in any press release or other public communication issued by the Corporation relating to the Offering. If the Offering is successfully completed, the Agents will be permitted to publish, at their own expense, such advertisements or announcements relating to the services provided hereunder in such newspaper or other publications as the Agents consider appropriate.

[signature pages follow]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning them to the Lead Agent, upon which this letter as so accepted shall constitute an agreement among us.

Yours very truly,

BLOOM BURTON & CO. INC.

Per:	“Jolyon Burton” (Signed)
Authorized Signatory

ROTH CAPITAL PARTNERS, LLC

Per:	“Aaron Gurewitz” (Signed)
Authorized Signatory

The foregoing is accepted and agreed to as of the date first above written.

Yours very truly,

STEM CELL THERAPEUTICS CORP.

Per:	“Niclas Stiernholm” (signed)
	Name:	Dr. Niclas Stiernholm
	Title:	President & CEO

APPENDIX A
FORM OF U.S. CERTIFICATE

In connection with the private placement in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons of the Offered Units of Stem Cell Therapeutics Corp. (the “Issuer”) pursuant to the agency agreement dated as of December 13, 2013, between the Issuer and the Agents named therein (the “Agency Agreement”), the undersigned • (the “U.S. Agent”) does hereby certify that:

1.1

the Offered Securities have been offered in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons only by the U.S. Agent which (i) is, and was on the date of each offer and sale of Offered Securities in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons, duly registered as a broker-dealer pursuant to Section 15(b) of the 1934 Act and under the laws of each state in which such offer or sale was made (unless exempted from the respective state’s broker-dealer registration requirements), and is a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc., and (ii) effected all offers and sales of such Offered Securities in accordance with all U.S. federal and state broker-dealer requirements;

1.2

it acknowledges the Offered Securities have not been and will not be registered under the 1933 Act or any applicable state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons except pursuant to an available exemption from the registration requirements of the 1933 Act and applicable state securities laws and as permitted under the terms and conditions of the Agency Agreement;

1.3

neither it nor its representatives have utilized, and neither it nor its representatives will utilize, any form of General Solicitation or General Advertising in connection with the offer and sale of the Offered Securities in the United States to, or for the account or benefit of, persons in the United States or U.S. Persons;

1.4	neither it nor any Related Person is subject to any Bad Actor Disqualification;

1.5	it has complied with the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable;

1.6

each purchaser of the Offered Securities that was offered the Offered Securities in the United States or is a U.S. Person, or acting for the account or benefit of a person in the United States or a U.S. Person, has executed a U.S. Subscription Agreement, and each other purchaser has executed a Non-U.S. Subscription Agreement and it has not used and will not use any written material other than the Subscription Agreements;

1.7

immediately prior to transmitting any of the foregoing materials to offerees, it had reasonable grounds to believe and did believe that each offeree purchasing Offered Units that was in the United States or a U.S. Person, or acting for the account or benefit of a person in the United States or a U.S. Person, was an Accredited Investor and, on the date hereof, it continues to believe that each such offeree is an Accredited Investor; and

1.8	the offering of the Offered Securities has been conducted by it in accordance with the Agency Agreement.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

DATED as of this ___ day of December, 2013.

•

Per:
Name:
Title:

APPENDIX B
FORM OF OPINION OF CORPORATION’S CANADIAN COUNSEL

Section 1	Form of Opinion

The opinion of the Corporation’s corporate counsel shall be in respect of the following matters, in a form satisfactory to the Agents and their counsel, acting reasonably:

1.1	The Corporation is continued under the laws of the Province of Ontario and has not been dissolved.

1.2

The Corporation has the corporate power and capacity to carry on its business, to own and lease its property and assets, in each case as described in its annual information form dated September 19, 2013 (the “Annual Information Form”), to enter into and perform its obligations under the Agreement and Ancillary Documents and to create and issue the Offered Securities as contemplated by the Agreement.

1.3

The execution and delivery by the Corporation of each of the Agreement and the Ancillary Documents and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action on the Corporation’s part.

1.4

The Corporation has duly executed and delivered each of the Agreement and the Ancillary Documents. Each of the Agreement and Ancillary Documents constitutes a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms.

1.5

The execution and delivery by the Corporation of each of the Agreement and Ancillary Documents and the performance by it of its obligations thereunder do not and will not breach any provisions of, or constitute a default under:

	1.5.1	its articles or by-laws;

	1.5.2	any law of the Province of Ontario or federal law of Canada applicable therein to which it is subject; or

	1.5.3	the Rights Agreement dated as of September 16, 2013 between the Corporation and Computershare Trust Company of Canada as Rights Agent.

1.6

Trillium Therapeutics Inc. is a corporation that is incorporated under the laws of the Province of Ontario and has not been dissolved. Trillium Therapeutics Inc. has the corporate power and capacity to carry on its business and to own and lease its property and assets, in each case as described in the Annual Information Form.

1.7	All of the issued and outstanding shares in the capital of Trillium Therapeutics Inc. are registered in the name of the Corporation.

1.8

The authorized capital of the Corporation consists of an unlimited number of Common Shares, an unlimited number of Class B Shares and an unlimited number of First Preferred Shares, of which • Common Shares, no Class B Shares and no First Preferred Shares were outstanding as of the close of business on [insert date prior to Closing Date].

1.9

The Corporation has taken all necessary corporate action to authorize the issue of the Unit Shares and, upon receipt by the Corporation of the consideration for the Units, the Unit Shares will be validly issued as fully paid Common Shares.

1.10

The Corporation has taken all necessary corporate action to authorize the issue of the Preferred Unit Shares and, upon receipt by the Corporation of the consideration for the Preferred Units, the Preferred Unit Shares will be validly issued as fully paid Preferred Shares.

1.11

The Corporation has taken all necessary corporate action to authorize the creation and issue of the Warrants and, upon receipt by the Corporation of the consideration for the Offered Units, the Warrants will be validly created and issued.

1.12

The Corporation has taken all necessary corporate action to authorize the issue of the Warrant Common Shares and, upon payment of the exercise price therefor, in accordance with their terms and the Warrant Indenture, the Warrant Common Shares will be validly issued as fully paid Common Shares.

1.13

The Corporation has taken all necessary corporate action to authorize the issue of the Preferred Unit Common Shares and, upon conversion of the Preferred Unit Shares, in accordance with their terms and the articles of the Corporation, the Preferred Unit Common Shares will be validly issued as fully paid Common Shares.

1.14

The Corporation has taken all necessary corporate action to authorize the creation and issue of the Compensation Options and, upon issue thereof in accordance with the terms of the Agreement, the Compensation Options will be validly created and issued to the Agents.

1.15

The Corporation has taken all necessary corporate action to authorize the issue of the Compensation Option Shares and, upon payment of the exercise price therefor in accordance with the terms of the Compensation Options, the Compensation Option Shares will be validly issued as fully paid Common Shares.

1.16

The issue and sale of the Offered Securities by the Corporation through the Lead Agent to the Purchasers in the Offering Jurisdictions in Canada and the issue of the Compensation Options by the Corporation to the Lead Agent in the Offering Jurisdictions in Canada is exempt from the prospectus requirements of securities laws and the only filing, proceeding, authorization, consent, permit or approval required to be obtained, taken or made under securities laws is the filing by the Corporation with the applicable Securities Commissions of a report prepared in accordance with Form 45-106F1 (or in British Columbia, a Form 45-106F6) to National Instrument 45-106 – Prospectus and Registration Exemptions and completed, executed and filed in accordance with securities laws within 10 days after the date hereof together with the payment of applicable fees.

1.17

No prospectus is required nor are any other documents, proceedings, or approvals, permits, consents or authorizations of regulatory authorities required to be filed, taken or obtained (other than those which have been filed, taken or obtained) under the securities laws to permit the issuance by the Corporation of the Preferred Unit Common Shares, Warrant Common Shares and Compensation Option Shares in the Offering Jurisdictions in Canada upon the conversion of the Preferred Unit Shares or exercise of the Warrants or Compensation Options, respectively, in accordance with their respective terms and in accordance with Subscription Agreements and the TSXV Approval Letter, and the articles of the Corporation, the Warrant Indenture or the Compensation Options, as applicable.

1.18

The first trade in the Unit Shares, Preferred Unit Shares, Warrants, Preferred Unit Common Shares, Warrant Common Shares and Compensation Option Shares, other than a trade that is otherwise exempt from the prospectus requirements of applicable securities laws, will be a distribution and subject to the prospectus requirements of applicable securities laws unless:

	1.18.1	at the time of the trade, the Corporation is and has been a “reporting issuer”, as defined in the securities laws, in a jurisdiction of Canada for the four months immediately preceding the trade;

	1.18.2	at the time of the trade, at least four months have elapsed from the date hereof;

1.18.3

the certificate representing the Unit Shares, Preferred Unit Shares, Warrants, Preferred Unit Common Shares, Warrant Common Shares, the Compensation Options and Compensation Option Shares, as applicable, carries a legend, or if the security is entered into a direct registration system or other electronic book-entry system, or if the purchaser did not directly receive a certificate representing the security, the purchaser received written notice containing a legend restriction notation as set out in Section 2.5(2)3(i) of National Instrument 45-102 – Resale of Securities (“NI 45-102”);

	1.18.4	such trade is not a “control distribution” within the meaning of NI 45-102;

1.18.5

no unusual effort is made to prepare the market or create a demand for the Unit Shares, Preferred Unit Shares, Warrants, Preferred Unit Common Shares, Warrant Common Shares, Compensation Options or Compensation Option Shares that are the subject of the trade;

	1.18.6	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

1.18.7

if the selling security holder is an insider or officer of the Corporation, the selling security holder has no reasonable grounds to believe that the Corporation is in default of applicable securities legislation.

1.19

Subject to satisfying the conditions set out in the TSXV Approval Letter issued by the Exchange on December •, 2013, the Unit Shares, Preferred Unit Common Shares, Warrant Common Shares and Compensation Option Shares have been conditionally approved for listing on the Exchange.

APPENDIX C
FORM OF OFFICERS’ CERTIFICATE

Section 1	Form of Officers’ Certificate

The undersigned, Niclas Stiernholm, Chief Executive Officer of Stem Cell Therapeutics Corp. (the “Corporation”), and James Parsons, Chief Financial Officer of the Corporation, hereby certify, for and on behalf of the Corporation in their capacity as officers of the Corporation and not in their personal capacity, after having made due inquiry, that the following facts, matters and information are true and accurate and not misleading in any material respect:

1.1

The facts, matters and information certified herein are based on one or more of knowledge and information available or provided to us and our honest belief and all statements made in this certificate represent our reasonably held honest belief as to the facts, matters, information and belief possessed by us. We have used our best efforts to become informed of and about the facts, matters and information certified to herein and have sought the advice of counsel for the Corporation on those matters certified to herein which involve matters of law and have relied upon such advice to the extent that those matters involve matters of law.

1.2

The Corporation has complied with all covenants and agreements contained in, and has satisfied all of the terms and conditions of, the Agency Agreement to be complied with and satisfied by the Corporation at or prior to the Closing Time.

1.3

The representations and warranties of the Corporation contained in the Agency Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated thereby.

1.4

Since December 31, 2012, except as disclosed in the Information Record, there has been no material adverse change (whether actual, anticipated, proposed, prospective or threatened) in the financial condition, assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or capital of the Corporation.

1.5	Except as disclosed in the Information Record, no transaction of a nature material to the Corporation has been entered into by the Corporation.

1.6	Except as disclosed in the Information Record, there are no contingent liabilities affecting the Corporation which are material to the Corporation.

1.7

No order, ruling or determination having the effect of ceasing or suspending the sale or ceasing, suspending or restricting trading in the Offered Units, the Common Shares or any other securities of the Corporation has been issued or made by any stock exchange, securities commission or other regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for such purpose have been instituted or are pending, or are contemplated or threatened under any of the Securities Laws of the Offering Jurisdictions or by any stock exchange (including the Stock Exchange), securities commission or other regulatory authority.

1.8

There are no actions, suits, proceedings or enquiries pending or, to the best of our knowledge, threatened, against or affecting the Corporation or to which any property or assets of the Corporation is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may, in any way, materially and adversely affect the Corporation.

1.9

No failure or default on the part of the Corporation exists under any law or regulation applicable to the Corporation or under any licence, permit, contract, agreement or other instrument to which the Corporation is a party or by which the Corporation is bound, which may in any way materially and adversely affect the Corporation and the execution, delivery and performance of the Agency Agreement and the performance by the Corporation of its obligations thereunder will not result in any such default.

1.10	This certificate is being made and delivered pursuant to Section 6.2.5 of the Agency Agreement and we acknowledge that the addressees hereof will be relying on this certificate.

1.11

Unless otherwise defined herein, all words and terms with the initial letter or letters thereof capitalized in this certificate and not defined herein but defined in the Agency Agreement shall have the meanings given to such capitalized words and terms in the Agency Agreement. The undersigned acknowledge that they are familiar with the definitions given to the capitalized words and terms in the Agency Agreement and such definitions are hereby incorporated by reference.

SCHEDULE 9.1.5
SECURITIES CONVERTIBLE INTO COMMON SHARES

Warrants	Number of securities outstanding	Exercise Price	Expiration
Common Share Purchase Warrants	909,091	$1.60	March 24, 2014
Compensation Warrants	814,050	$0.25	March 16, 2015
Common Share Purchase Warrants	17,215,000	$0.40	March 15, 2018
Common Share Purchase Warrants	420,000	$0.40	March 28, 2018
	Total Warrants	19,358,141

Options	Number of securities outstanding	Weighted Average Exercise Price
Common Share Options	2,921,097	$0.33